                                                                   EXHIBIT 10(C)

[ML LIFE INSURANCE COMPANY OF NEW YORK]



                       CONSENT OF BARRY G. SKOLNICK, ESQ.

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus included in Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through ML of New York Variable Annuity Separate Account D of ML Life Insurance Company of New York, File No. 333-119797.





                                 By:    /S/ BARRY G. SKOLNICK
                                     -------------------------------------------
                                                 Barry G. Skolnick, Esq.
                                      Senior Vice President and General Counsel


December 9, 2005